EXHIBIT 23.1




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our Firm under the captions "Experts" and "Selected Historical Consolidated Financial Data of Boston Scientific Corporation" incorporated by reference in the Registration Statement (Form S-8 No. 333-131608, filed as a post-effective amendment to Form S-4 Registration Statement) of Boston Scientific Corporation pertaining to The Guidant Employee Savings and Stock Ownership Plan, Guidant Corporation 1998 Stock Plan, Guidant Corporation 1996 Nonemployee Director Stock Plan and Guidant Corporation 1994 Stock Plan, and to the incorporation therein of our reports dated February 24, 2006, with respect to the consolidated financial statements and schedule of Boston Scientific Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2005, Boston Scientific Corporation management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Boston Scientific Corporation, filed with the Securities and Exchange Commission.



/s/ Ernst & Young LLP
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   Ernst & Young LLP

Boston, Massachusetts
April 20, 2006